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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

FULGENT GENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37894	81-2621304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4399 Santa Anita Avenue El Monte, California	91731
(Address of Principal Executive Offices)	(Zip Code)

(626) 350-0537

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FLGT	The Nasdaq Stock Market (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2025 at 9:00 a.m. Pacific Time, Fulgent Genetics, Inc. (the “Company”), held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), at the Company’s offices at 4399 Santa Anita Avenue, El Monte, California 91731. Of the Company’s 30,865,730 shares of common stock issued and outstanding and eligible to vote as of the record date of March 20, 2025, a quorum of 25,319,928 shares, or approximately 82% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2025. The following actions were taken at the Annual Meeting:

Proposal 1

Election of the following nominees as directors of the Company, each to serve until the 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Vote
Ming Hsieh	19,305,664	839,020	5,175,244
Michael Nohaile, Ph.D.	16,003,908	4,140,776	5,175,244
Regina Groves	14,263,988	5,880,696	5,175,244
Linda Marsh	13,816,654	6,328,030	5,175,244

Proposal 2

Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
25,177,291	114,793	27,844	—

Proposal 3

Approval, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
16,269,463	3,814,788	60,433	5,175,244

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2025	FULGENT GENETICS, INC.

	By:	/s/ Paul Kim
	Name:	Paul Kim
	Title:	Chief Financial Officer